DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0604312005-6
Document Number: 00000380307-41

Date Filed:
9/9/2005 5:00:42 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	JML Holdings, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: The UPS Store Street Address: 1350 E Flamingo Road; City: Las Vegas; NEVADA; Zip Code: 89119 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 200,000,000; Par value: $ .001; Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Name: Kevin A. Polis Street Address: 4720 73rd Street; City: La Mesa; State: CA; Zip Code: 91941 2. Name: Kevin A. Polis Street Address: 4720 73rd Street; City: La Mesa; State: CA; Zip Code: 91941 3. Name: Kevin A. Polis Street Address: 4720 73rd Street; City: La Mesa; State: CA; Zip Code: 91941
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: corporate holdings
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Name: Sebastian Gibson; Signature: [signature] Address: 26842 Salinas Lane; City: Mission Viejo; State: CA; Zip Code: 92691
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company: [signature] Date: 09/08/2005

This form must be accompanied by appropriate fees. See attached fee schedule.